UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
CIVITAS BANKGROUP, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 263-9500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     At the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Civitas BankGroup, Inc., a Tennessee corporation (the “Company”), on April 26, 2006, the Company’s shareholders approved an amendment to the Company’s 1998 Stock Option Plan (the “Plan”) that increased the total number of shares available for issuance under the Plan by 2,000,000 shares. The description of the amendment is qualified by reference to the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Civitas BankGroup, Inc. 1998 Stock Option Plan (restated for SEC filing purposes only).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
	Name:	Lisa Musgrove
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: April 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Civitas BankGroup, Inc. 1998 Stock Option Plan (restated for SEC filing purposes only).